UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2019

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie St., Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 949-2680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

The information contained in “Item 5.02 - Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2019, Cue Biopharma, Inc. (the “Company”) appointed Anish Suri, the Company’s Chief Scientific Officer (CSO) and Senior Vice President, to the position of President and CSO of the Company. In connection with his appointment as President, on October 3, 2019 the Company entered into an amended employment agreement with Mr. Suri (the “Suri Employment Agreement”) under which, among other things, (1) upon his appointment as President Mr. Suri received a grant of 400,000 stock options, a grant of 100,000 restricted stock units and a signing bonus of $130,000 (on a net after-tax basis), (2) on March 31, 2020 Mr. Suri will receive a grant of not less than 50,000 restricted stock units and (3) the Company agreed to certain additional severance benefits including the potential partial or full acceleration of outstanding equity awards in certain termination events.

A copy of the Suri Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Suri Employment Agreement is qualified in its entirety by reference to such exhibit.

To accommodate Mr. Suri’s new appointment as President, on October 3, 2019 Daniel Passeri’s role as the Company’s President and Chief Executive Officer (CEO) was changed to CEO. In connection with Mr. Passeri’s resignation as the Company’s President, on October 3, 2019 the Company entered into an amended and restated employment agreement with Mr. Passeri (the “Passeri Employment Agreement”) pursuant to which the Company agreed to certain additional severance benefits including the potential partial or full acceleration of outstanding equity awards in certain termination events.

A copy of the Passeri Employment Agreement is filed as Exhibit 10.2 to this Current Report, and the foregoing description of the terms of the Passeri Employment Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement dated October 3, 2019 between the Company and Anish Suri

10.2	Amended and Restated Executive Employment Agreement dated October 3, 2019 between the Company and Daniel Passeri

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cue Biopharma, Inc.

Date: October 7, 2019	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer